UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 16, 2005

PAVILION BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation) 135 East Maumee Street Adrian, Michigan (Address of principal executive office)	000-30521 (Commission File Number)	38-3088340 (IRS Employer Identification No.) 49221 (Zip Code)

Registrant’s telephone number, including area code: (517) 265-5144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On December 16, 2005, Pavilion Bancorp, Inc. issued a press release announcing the appointment of Ryan C. Luttenton as the new Chief Financial Officer of Pavilion Bancorp, Inc. effective on the date his employment begins, which we expect to be in mid-January 2006. Mr. Luttenton, age 32, has been employed by Crowe Chizek and Company LLC since 2001 as a Senior Auditor in Crowe's Financial Institutions Group where he was promoted to Senior Manager in October 2004. Mr. Luttenton has several years of internal audit experience in all areas of banking, and has significant internal audit expertise in credit, trust and insurance services. Mr. Luttenton is a Certified Internal Auditor (CIA), Certified Fiduciary Audit Professional (CFPA), and has his Certification in Control Self Assessment (CCSA). Mr. Luttenton is a member of the Institute of Internal Auditors (IIA) as well as a member of the IIA's Financial Services Audit Group. He is also a member of the West Michigan Chapter of Internal Auditors. Prior to 2001 he was employed by Arthur Andersen.

        Mr. Luttenton has no family relationship with any director or executive officer of Pavilion Bancorp, Inc. There is no arrangement or understanding pursuant to which he has was selected as an officer.

        Pavilion Bancorp, Inc. and Mr. Luttenton have not entered into a written employment agreement.

Section 9.01(c).   Exhibit

99.1	Press Release Dated December 16, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 16, 2005	PAVILION BANCORP, INC. (Registrant) By: /s/ Pamela S. Fisher —————————————— Pamela S. Fisher Corporate Secretary

EXHIBIT INDEX

99.1	Press Release Dated December 16, 2005